As filed with the Securities and Exchange Commission on  October 15, 2009

Registration Statement No. 333- •

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SUPERIOR SILVER MINES, INC.

(Exact name of registrant as specified in its charter)

Idaho	1040	82-6008752
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

413 Cedar St.
Wallace, ID 83873
(208) 752-1131

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Corser LLC
Scott Bldg.
413 Cedar St. Wallace, ID 83873
(509) 924-4331

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gregory B. Lipsker

Gregory B. Lipsker, PLLC

601 W. Main Ave., Suite 1017

Spokane, WA 99201

(509) 993-9310

From time to time after the effective date of this registration statement

(Approximate date of commencement of proposed sale to public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.   ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large Accelerated Filer ☐Accelerated Filer ☐Non-Accelerated Filer ☐Smaller Reporting Company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock to be offered for resale by Selling Security Holders	6,773,682	$ 0.05(1)	$ 338,684	$ 19.65
TOTAL		--	$ 338,684	$ 19.65

(1)

The registration fee is calculated pursuant to Rule 457(c) of the Securities Act based on the average of the high and low bid price of the Registrant’s common stock on October 5, 2009, as reported by the OTC Bulletin Board.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended (the “Securities Act”), or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The Selling Security Holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these shares, and the Selling Security Holders are not soliciting an offer to buy these shares in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion: Dated October 15, 2009

SUPERIOR SILVER MINES, INC

6,773,682 SHARES OF COMMON STOCK

BY SELLING SHAREHOLDERS

This prospectus relates to the sale, transfer or distribution of up to 6,773,682 shares of the common stock, par value $0.0001 per share, of Superior Silver Mines, Inc. by the Selling Security Holders described herein. The price at which the Selling Security Holders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We will not receive any proceeds from the sale or distribution of the common stock by the Selling Security Holders.

Our common stock is quoted on the Financial Industry Regulatory Authority’s Over the Counter Bulletin Board ("OTCBB") under the symbol "SSVM". On October 5, 2009, the closing sale price for our common stock was $0.05 on the OTCBB.

Investing in our common stock involves risks.	See "Risk Factors" beginning on page 7.

These securities have not been approved or disapproved by the SEC or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

THE DATE OF THIS PROSPECTUS IS OCTOBER 15, 2009

TABLE OF CONTENTS

FORWARD-LOOKING STATEMENTS

5

SUMMARY INFORMATION

6

RISK FACTORS

7

RATIO OF EARNINGS TO FIXED CHARGES

10

USE OF PROCEEDS

10

DETERMINATION OF OFFERING PRICE

10

DILUTION

10

SELLING SECURITY HOLDERS

10

PLAN OF DISTRIBUTION

13

DESCRIPTION OF SECURITIES TO BE REGISTERED

14

DESCRIPTION OF THE BUSINESS

14

LEGAL PROCEEDINGS

15

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

16

FINANCIAL STATEMENTS

17

SELECTED FINANCIAL DATA

31

SUPPLEMENTARY FINANCIAL INFORMATION

31

MANAGEMENT’S DISCUSSION AND ANALYSIS

31

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

31

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

31

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

31

EXECUTIVE COMPENSATION

33

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

35

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

35

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

35

TRANSFER AGENT AND REGISTRAR

35

LEGAL MATTERS

36

EXPERTS

36

WHERE YOU CAN FIND MORE INFORMATION

36

You may rely on the information contained in this prospectus or that we have referred you to via this prospectus. We have not authorized anyone to provide you with different or further information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained herein by reference thereto in this prospectus is correct as of any time after its date.

FORWARD-LOOKING STATEMENTS

This prospectus and the exhibits attached hereto contain “forward-looking statements.” Such forward-looking statements concern the Company's anticipated results and developments in the Company's operations in future periods, planned exploration and development of its properties, plans related to its business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “believes” or “does not believe”, "expects" or "does not expect", "is expected", "anticipates" or "does not anticipate", "plans", "estimates" or "intends", or stating that certain actions, events or results "may", "could", "would", "might" or "will" be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation, risks related to:

•	our failure to obtain additional financing;
•	our inability to continue as a going concern;
•	the unique difficulties and uncertainties inherent in the mineral exploration business;
•	the inherent dangers involved in mineral exploration;
•	our President’s and Secretary/Treasurer’s inability or unwillingness to devote a sufficient amount of time to our business operations;
•	our common stock.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under the sections titled "Risk Factors", "Description of the Business" and "Management's Discussion and Analysis" of this prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. Except are required by law, we disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

We qualify all the forward-looking statements contained in this prospectus by the foregoing cautionary statements.

SUMMARY INFORMATION

This summary does not contain all of the information you should consider before buying shares of our common stock. You should read the entire prospectus carefully, especially the "Risk Factors" section and our consolidated financial statements and the related notes, before deciding to invest in shares of our common stock.

Financial Information and Accounting Principles

All financial statements have been prepared in accordance with accounting principles generally accepted in the United States and are reported in U.S. dollars.

The Offering

This is an offering of up to 6,773,682 shares of our common stock by certain Selling Security Holders.

Shares Offered by the Selling Security Holders:	6,773,682 shares of common stock, $0.0001 par value.

Offering Price:

Determined at the time of sale by the Selling Security Holders. The price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Security Holder.

Common Stock Outstanding as of September 30, 2009:

20,655,199 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders and thus there will be no increase in our issued and outstanding shares as a result of this offering.

Use of Proceeds	We will not receive any of the proceeds of the shares offered by the Selling Security Holders.

Dividend Policy	We currently intend to retain any future earnings to fund the development and growth of our business. Therefore, we do not currently anticipate paying cash dividends.

OTC Bulletin Board Symbol	SSVM

The number of shares of our common stock that will be outstanding immediately after this offering is 20,655,199 as of September 30, 2009. There are no outstanding options, warrants or other rights to acquire any of our securities.

Summary of Our Business

Superior Mines Company was incorporated under the laws of the State of Idaho on January 22, 1962, and was established for the purposes of mineral exploration in the states of Idaho and Montana.  In 1964, the Company’s name was changed to Superior Silver Mines, Inc. The Company has been dormant for a number of years, and has no known mineral reserves. Due to the increase in the price of gold, silver, and other metals over the past several years, management is reactivating the Company with the intention of investigating opportunities in the natural resource industry. Because the Company has no operations and only nominal assets, it is defined as a shell company by the Securities & Exchange Commission.

The Company’s purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to it by persons or firms who, or which, desire to seek the perceived advantages of a publicly registered corporation.  The Company will not restrict its search to any specific business, industry, or geographical location and may participate in a business venture of virtually any kind or nature.

The Company’s executive offices are located at 413 Cedar Street, Wallace, Idaho, 83873  .  Its mailing address is P.O. Box 469, Wallace, ID 83873..

RISK FACTORS

Readers should carefully consider the risks and uncertainties described below before deciding whether to invest in shares of our common stock.

Our failure to successfully address the risks and uncertainties described below would have a material adverse effect on our business, financial condition and/or results of operations, and the trading price of our common stock may decline and investors may lose all or part of their investment. We cannot assure you that we will successfully address these risks or other unknown risks that may affect our business.

The Company’s business is subject to numerous risk factors, including the following:

Because the Company was historically engaged in the mineral exploration industry, there exists the possibility that the Company may have environmental liability.

Management has no knowledge of any actions of the Company that might give rise to such potential liability, but there can be no assurance that the Company may not at some future date be deemed to have environmental liabilities.

The Company has had no revenues or earnings from operations.

The Company has no significant assets or financial resources.  As a mineral exploration company, the Company will sustain operating expenses without corresponding revenues.  This will result in the Company incurring net operating losses that will increase continuously until the Company can bring a property into production or lease, joint venture or sell any property it may acquire.

Mineral exploration and development are highly speculative and capital intensive.

Most exploration efforts are not successful in that they do not result in the discovery of mineralization of sufficient quantity or quality to be profitably mined.  The operations of the Company are also indirectly subject to all of the hazards and risks normally incident to developing and operating mining properties.  These risks include insufficient ore reserves; fluctuations in production costs that may make mining of reserves uneconomic; significant environmental and other regulatory restrictions; labor disputes; geological problems; failure of pit walls or dams; force majeure events; and the risk of injury to persons, property or the environment.

o

Our property does not contain any reserves. The probability of an individual prospect ever having reserves is remote.  As such, any funds spent on exploration could be lost which will result in a loss of your investment. Even if we were ever to develop reserves, ore reserve figures and costs are primarily estimates and are not guarantees of recovery of the indicated quantities of these metals.  There are numerous uncertainties inherent in estimating proven and probable reserves and mineralization, including many factors beyond the control of the Company.  The estimation of reserves and mineralization is a subjective process, and the accuracy of any such estimates is a function of the quality of available data and of engineering and geological interpretation and judgment.  Results of drilling, metallurgical testing and production and the evaluation of mine plans subsequent to the date of any estimate may justify revision of such estimates.  No assurance can be given that the estimate of the amount of metal or the indicated level of recovery of these metals will be realized.  Reserve estimates for properties that have not yet started production may change based on actual production experience.  Further, reserves are valued based on estimates of costs and metals prices.  The economic value of ore reserves may be adversely affected by:

o

declines in the market price of the various metals we mine;

o

increased production or capital costs; or

o

recovery rates.

Assumptions about prices are subject to greater uncertainty, and metals prices have fluctuated widely in the past.  Declines in the market price of base or precious metals also may render reserves or mineralization containing relatively lower grades of ore uneconomic to exploit.  Changes in operating and capital costs and other factors including, but not limited to, short-term operating factors such as the need for sequential development of ore bodies and the processing of new or different ore grades may materially and adversely affect reserves.  However, if the price of metals declines substantially below the levels used to calculate reserves for an extended period, we could experience:

o

delays in new project development;

o

increased net losses;

o

reduced cash flow;

o

reductions in reserves; and

o

write-down of asset values.

The market price of base and precious metals such as copper, silver and gold fluctuate widely and is affected by numerous factors beyond the control of any mining company.

The profitability of mining operations is directly related to the market price of the metals being mined.  These factors include expectations with respect to the rate of inflation, the exchange rates of the dollar and other currencies, interest rates, global or regional political, economic or banking crises, and a number of other factors.  If the market price of silver or copper should drop dramatically, the value of the Company’s exploration properties could also drop dramatically; and the Company might not be able to recover its investment in those properties.  The selection of a property for exploration or development, the determination to construct a mine and place it into production, and the dedication of funds necessary to achieve such purposes are decisions that must be made long before the first revenues from production will be received.  Price fluctuations between the time that such decisions are made and the commencement of production can drastically affect the economics of a mine.

Our business is subject to extensive federal, state and local laws and regulations governing development, production, labor standards, occupational health, waste disposal, use of toxic substances, environmental regulations, mine safety and other matters.

New legislation and regulations may be adopted at any time that results in additional operating expense, capital expenditures or restrictions and delays in the mining, production or development of our properties.  Various laws and permits require that financial assurances be in place for certain environmental and reclamation obligations and other potential liabilities.  The amount of the financial assurances and the amount required to be set aside by us as collateral for these financial assurances will be dependent upon a number of factors, including our financial condition, reclamation cost estimates, development of new projects and the total dollar value of financial assurances in place.

We compete with other mineral exploration and mining companies, almost all of which have greater financial resources than us or are further in their development, for the acquisition of mineral claims, leases and other mineral interests as well as for the recruitment and retention of qualified employees and other personnel.  If we require and are unsuccessful in acquiring additional mineral properties or personnel, we will not be able to grow at the rate we desire, or at all.

You should not rely on an investment in our common stock to provide dividend income.

We do not plan to pay cash dividends on our common stock in the foreseeable future.

Our common stock is quoted on the OTC Bulletin Board and there is limited liquidity.

Trading in our stock is often thin and characterized by wide fluctuations in trading prices due to many factors that may have little to do with our operations or business prospects.  This volatility could depress the market price of our common stock for reasons unrelated to operating performance.  Moreover, the OTC Bulletin Board is not a stock exchange, and trading of securities on the OTC Bulletin Board is often more sporadic than the trading of securities listed on a quotation system or a stock exchange such as the Amex.  Accordingly, shareholders may have difficulty reselling any of the shares.

Our stock is a penny stock and subject to certain restrictions on sales practices on broker-dealers

The Securities and Exchange Commission has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors.”  The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 jointly with their spouse.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules.  Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

In addition to the “penny stock” rules promulgated by the Securities and Exchange Commission, the NASD has adopted rules that require, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative, low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information.  Under interpretations of these rules, the NASD believes there is a high probability that speculative, low-priced securities will not be suitable for at least some customers.  The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

•

Because the Company is a shell company, shareholders holding unregistered shares of the Company’s common stock will not be able to avail themselves of Rule 144 for the resale of such restricted securities.

•

Restrictions on the resale of restricted shares of the Company’s common stock due to its shell company status may make it difficult, more expensive or impossible for the Company to finance any business opportunity.

•

The Company will be required to file current “Form 10 information” with the Securities and Exchange Commission within four days of any business acquisition. This may increase the cost of such an acquisition or  preclude some business opportunities entirely.

•

Until such time as the Company ceases to be shell Company it will be required to comply with Rule 419 under the Securities Act of 1933. This rule governs the offering of securities by “blank check” companies. Our Company is deemed to be a “blank check” because it is a development stage company that has no specific business plan or purpose or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person, and is issuing “penny stock.” Rule 419 imposes additional requirements on a blank check company which seeks to offer its securities . Compliance with Rule 419 may make any such contemplated offering more expensive to the Company, more difficult to find potential investors and more time consuming to effect a business transaction. Such requirements include the escrow of the proceeds of any offering, the obligation of the Company to provide, and the right of the purchaser to receive, information regarding an acquisition, including the requirement that purchasers confirm in writing their investment in the Company after an acquisition candidate is identified and the probable requirement of a post-effective amendment to the offering document setting forth information about the acquisition target  that would be required in the applicable form of registration statement. Compliance with Rule 419 will increase the cost of any such offering, may make investment in the Company less attractive to certain investors and may make the Company less attractive to potential acquisition candidates.

The trading volume for our common stock is illiquid and the price of our common stock may be subject to fluctuations in the future.

The market price of our common stock has ranged from a high $0.18 and a low $0.03 during the twelve month period ended September 30, 2009.  The market price for our common stock closed at $0.05 on September 29, 2009. There is limited trading volume for our stock and a public market for our stock may not develop, which may make it difficult for you to sell our common stock.

The market price of our common stock may fluctuate significantly from its current level. The market price of our common stock may be subject to wide fluctuations in response to quarterly variations in operating results, announcements by us or our competitors, changes in financial condition, or other events or factors. In addition, the financial markets have experienced significant price and volume fluctuations for a number of reasons, including the failure of the operating results of certain companies to meet market expectations that have particularly affected the market prices of equity securities of many exploration-stage companies that have often been unrelated to the operating performance of such companies.  These broad market fluctuations, or any industry-specific market fluctuations, may adversely affect the market price of our common stock. In the past, following periods of volatility in the market price of a company’s securities, class action securities litigation has been instituted against such a company. Such litigation, whether with or without merit, could result in substantial costs and a diversion of management’s attention and resources, which would have a material adverse affect on our business, operating results and financial condition.

RATIO OF EARNINGS TO FIXED CHARGES

Not applicable.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

Our common stock is quoted on the OTCBB. The actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the Selling Security Holders. The offering price will thus be determined by market factors and the independent decisions of the Selling Security Holders.

DILUTION

The common stock to be sold by the Selling Security Holders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

This prospectus covers the offering of up to 6,773,682 shares of our common stock by Selling Security Holders.

The shares issued to the Selling Security Holders are “restricted” shares under applicable federal and state securities laws and are being registered to give the Selling Security Holders the opportunity to sell their shares. The registration of such shares does not necessarily mean, however, that any of these shares will be offered or sold by the Selling Security Holders. The Selling Security Holders may from time to time offer and sell all or a portion of their shares in the over-the-counter market, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best efforts basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying prospectus supplement. See “Plan of Distribution”.

Each of the Selling Security Holders reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the registered shares to be made directly or through agents. The Selling Security Holders and any agents or broker-dealers that participate with the Selling Security Holders in the distribution of their registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

We will receive no proceeds from the sale of the registered shares. We have agreed to bear the expenses of registration of the shares, other than commissions and discounts of agents or broker-dealers and transfer taxes, if any.

Selling Security Holder Information

The Selling Security Holders named in this prospectus are offering all of the 6,773,682 shares of common stock offered through this prospectus, which shares were acquired by the Selling Security Holders from the Company in offerings that were exempt from registration under the Securities Act of 1933, as amended.

The following table provides information regarding the beneficial ownership of our common stock held by each of the Selling Security Holders as of September 30, 2009, including:

(1)	the number of shares owned by each prior to this offering;
(2)	the total number of shares that are to be offered by each;
(3)	the total number of shares that will be owned by each upon completion of the offering;
(4)	the percentage owned by each upon completion of the offering; and
(5)	the identity of the beneficial holder of any entity that owns the shares.

The named party beneficially owns and has sole voting and investment power over all shares or rights to the shares, unless otherwise shown in the table. The numbers in the following table assume that none of the Selling Security Holders sell shares of common stock not being offered in this prospectus or purchase additional shares of common stock, and assume that all shares offered are sold.

As at September 30, 2009, we had 20,655,199 shares of our common stock issued and outstanding.

Name and Address of Selling Shareholder (All Foreign Residents)	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Michael Agostinelli 9807 N. Fotheringham Spokane, WA 99208	100,000	50,000	50,000	(5)
Gregg Allen 2416 S. University Rd Spokane Valley, WA 99206	125,000	62,500	62,500	(5)
Judy T. Booth P.O. Box 400 Greenacres, WA 99016	100,000	50,000	50,000	(5)
Michael D. Cannon 720 E. Plateau Rd Spokane, WA 99203	75,000	37,500	37,500	(5)
Phillip J. Carstens E1306 Rockwood Blvd. Spokane, WA 99203	75,000	37,500	37,500	(5)
John R. Coghlan 1307 N. King Ln. Liberty Lake, WA 99019	250,000	125,000	125,000	(5)
Arthur P. Dammarell, Jr. (1) 17822 N. Hartch Rd. Colbert, WA 99005	375,000	187,500	187,500	(5)
Arthur P. Dammarell, Jr. & Jeannie L Dammarell, JTWROS (1) 17822 N. Hartch Rd. Colbert, WA 99005	100,000	50,000	50,000	(5)
Terrence J. Dunne (1) 601 W. Main Ave., Suite 1017 Spokane, WA 99201	951,000	475,500	475,500	2.3%
Frank H. Etter & Patricia A. Etter TIC P.O. Box 30852 Spokane, WA 99223	250,000	125,000	125,000	(5)
James F. Etter E. 17500 Wellesley Spokane, WA 99216	500,000	250,000	250,000	1.2%
James A. Fish 4923 S. Woodfield Lane Spokane, WA 99223	125,000	62,500	62,500	(5)

Name and Address of Selling Shareholder (All Foreign Residents)	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Dante Gallinetti Trust Dante Galinetti, Trustee P.O. Box 1137 Los Altos, CA 94203.	125,000	62,500	62,500	(5)
Smith F. Hogsett 174 S. Coeur d’Alene St. Spokane, WA 99204	100,000	50,000	50,000	(5)
Kirk Hopkins 27024 N. River Terrace Rd. Chattaroy, WA 99003	125,000	62,500	62,500	(5)
Kenneth D. Hyrcenko 2715 E. 36th Ave., #5204 Spokane, WA 99223	500,000	250,000	250,000	1.2%
Michael A. Kirk 6519 N. Sutherlin St. Spokane, WA 99208	50,000	25,000	25,000	(5)
Dale B. Lavigne (1) P.O. Box 2170 Osburn, ID 83849	75,000	37,500	37,500	(5)
Greg Lipsker (2) 1213 W. Railroad Ave. Spokane, WA 99201	250,000	125,000	125,000	(5)
H. James Magnuson (1)(4) P.O. Box 2288 Coeur d’Alene, ID 83816	1,761,114	880,557	880,557	4.2%
Joel Lorenzen 22590 S. Lakeshore Dr. Worley, ID 83876	125,000	62,500	62,500	(5)
Loucks Trust 17433 48th Ave, South Kent, WA 98032	125,000	62,500	62,500	(5)
William Loucks 3007 38th St. S.E. Puyallup, WA 98374	125,000	62,500	62,500	(5)
H.F. Magnuson, Estate of Box 469 Wallace, ID 83873	2,160,000	1,080,000	1,080,000	5.2%
Joe P. Mazzie 101 N. Stone Spokane, WA 99202	250,000	125,000	125,000	(5)
Daniel R. McKinney P.O. Box 22 Spokane, WA 99210	500,000	250,000	250,000	1.2%
James F. McQuade, Estate of 601 W. Main Ave., Suite 1017 Spokane WA 99201	375,000	187,500	187,500	(5)
Dennis O’Brien (1) P.O. Box 146 Wallace, ID 83873	140,000	70,000	70,000	(5)
Pennaluna & Co. (3) B.O. Box 1289 Wallace, ID 83873	516,250	258,125	258,125	1.2%

Name and Address of Selling Shareholder (All Foreign Residents)	Shares Owned Prior to this Offering	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
Martyn A. Powell P.O. Box 553 Mulilteo, WA 98275	500,000	250,000	250,000	1.2%
John A. Pring, Jr. 15404 E. Springfield Ave., Suite 200 Spokane Valley, WA 99037	500,000	250,000	250,000	1.2%
Thomas S. Smith (1) 3714 S. Sommer Rd. Veradale, WA 99037	1,094,000	547,000	547,000	2.6%
Gary Thams 8502 E. Woodland Park Dr. Spokane, WA 99217	500,000	250,000	250,000	1.2%
Gregory M. Wilson 18610 E. 32nd Ave. Greenacres, WA 99016	125,000	62,500	62,500	(5)
William J. Winkler 7610 N. Washington Dr. Spokane, WA 99208	250,000	125,000	125,000	(5)
James J. Workland 601 W. Main Ave., Suite 714 Spokane, WA 99201	250,000	125,000	125,000	(5)
Total	13,547,364	6,773,682	6,773,682

(1)

Director or Executive Officer

(2)

Legal Counsel

(3)

Broker-Dealer

(4)

Includes 1,368,891 shares held in trust for the benefit of Mr. Magnuson’s relatives.  As trustee, Mr. Magnuson has the power to vote such shares but disclaims any beneficial ownership in the shares.

(5)

Less than 1%

Except as noted above, none of the Selling Security Holders:

•	has had a material relationship with us other than as a shareholder at any time within the past three years;
•	has been one of our officers or directors;
•	are affiliated or have been affiliated with any broker-dealer in the United States; and
•	are affiliated with or have been affiliated with us or any of our predecessors or affiliates during the past three years.

PLAN OF DISTRIBUTION

We are registering the shares of common stock on behalf of the Selling Security Holders. When we refer to Selling Security Holders, we intend to include donees and pledgees selling shares received from a named Selling Security Holder after the date of this prospectus.  All costs, expenses and fees in connection with this registration of the shares offered under this registration statement will be borne by us.  Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the Selling Security Holders. Sales of shares may be effected by the Selling Security Holders from time to time in one or more types of transactions (which may include block transactions) on the over-the-counter market, in negotiated transactions, through put or call options transactions relating to the shares, through short sales of shares, or a combination of such methods of sale, at market prices prevailing at the time of sale, or at negotiated prices.  Such transactions may or may not involve brokers or dealers. The Selling Security Holders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of shares by the Selling Security Holders.

The Selling Security Holders may effect such transactions by selling shares directly to purchasers or through broker-dealers, which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Security Holders and/or purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The Selling Security Holders and any broker-dealers that act in connection with the sale of shares might be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.  The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares against some liabilities arising under the Securities Act.

Because the Selling Security Holders may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act, the Selling Security Holders will be subject to the prospectus delivery requirements of the Securities Act.  We have informed the Selling Security Holders that the anti-manipulative provisions of Regulation M promulgated under the Exchange Act may apply to their sales in the market.

In the event that the registration statement is no longer effective, the Selling Security Holders may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule, including the minimum six-month holding period.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue five hundred million (500,000,000) shares of $0.0001 par value common stock.  All of the common stock authorized has equal voting rights and powers without restrictions in preference.  All shares of common stock are equal to each other with respect to voting, liquidation, dividend and other rights.  Owners of shares of common stock are entitled to one vote for each share of common stock owned at any shareholders’ meeting.  Holders of shares of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor; and upon liquidation, are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders.

At September 30, 2009, there were 20,655,199  shares of common stock issued and outstanding held by approximately 1,395 shareholders of record.  There are no outstanding options, warrants or other rights to acquire shares of our Common Stock.

Preferred Stock

We are authorized to issue 10,000,000 shares of Preferred Stock. At September 30, 2009, there were no shares of preferred stock issued and outstanding.  The Preferred Stock is entitled to preference over the Common Stock with respect to the distribution of assets of the Company in the event of liquidation, dissolution, or winding-up of the Company, whether voluntarily or involuntarily, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding-up its affairs.  The authorized but un-issued shares of Preferred Stock may be divided into and issued in designated series from time to time by one or more resolutions adopted by the Board of Directors.  The Directors in their sole discretion have the power to determine the preferences, limitations, and relative rights of each series of Preferred Stock within the limits set forth in the Idaho Business Corporations Act.  As of the date of this memorandum, no preferred stock has been issued.

There are no conversion, preemptive, or other subscription rights or privileges with respect to any shares.  Our stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the shares voting in an election of directors may elect all of the directors if they choose to do so.  In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors.

Our common stock is quoted on the OTCBB under the trading symbol “SSVM”.

DESCRIPTION OF THE BUSINESS

We were incorporated under the laws of the State of Idaho as Superior Mines Company on January 22, 1962.  We were established for the purposes of mineral exploration in the state of Idaho and Montana.  In 1964 our name was changed to Superior Silver Mines, Inc.  The Company has been dormant for a number of years.  It currently holds one unpatented mineral claim.  There are no known mineral reserves on the Company’s property.  Due to the increase in the price of gold, silver and other metals over the past several years, management has reactivated the Company with the intention of investigating opportunities in the natural resource industry. However, the Company will not restrict its search to any specific business or industry, and the Company may participate in a business venture of virtually any kind or nature.

The Company seeks to investigate and, if such investigation warrants, acquire an interest in a business seeking the perceived advantages of a publicly registered corporation.  The Company may seek a business opportunity with an entity which has recently commenced operations, wishes to utilize the public marketplace in order to raise additional capital to expand into new products or markets, develop a new product or service, or for other corporate purposes.  The Company may acquire assets and/or establish subsidiaries in various businesses, or acquire existing businesses as subsidiaries.

 Business opportunities may be available in many different industries at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex. Management of the Company, while not especially experienced in matters relating to the new direction of the Company, will rely primarily upon their own efforts to accomplish the business purposes.  The Company does not anticipate a significant change in the number of employees during the next twelve months. It is not anticipated that any outside consultants or advisors, other than the Company's legal counsel, will be utilized to effectuate its business purposes described herein. During the next twelve months, the Company expects to be able to satisfy its cash requirements, and does not foresee the need to raise additional capital during this period.

Because we have no operations and only nominal assets we are what the Securities and Exchange Commission  defines as  a shell company. At such time as we cease to be a shell company we will need to file a Form 8-K that contains the information that would be required in an initial registration statement on Form 10 to register a class of securities under Section 12 of the Securities Exchange Act of 1934. We will be required to file the Form 8-K within four business days after the closing of the transaction that results in our no longer being considered a shell company.

We have voluntarily registered our shares under the Securities Exchange Act of 1934 (the “Exchange Act”) in order to become a reporting company.  Management believes that it will be better able to finance its operations as a reporting company and will facilitate or improve the terms on which additional equity financing may be sought as well as making the Company a more attractive acquisition candidate.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against the Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Market Information

Our common stock is quoted on the Over The Counter Bulletin Board (“OTCBB”), which is sponsored by the Financial Industry Regulatory Authority (“FINRA”). The OTCBB is a network of security dealers who buy and sell stock. The dealers are connected by a computer network, which provides information on current “bids” and “asks” as well as volume information. The OTCBB is not considered a “national exchange.” Our symbol is “SSVM.”

The Company’s common stock began to be quoted on the OTC Bulletin Board on January 4, 2008, and was formerly traded on the over-the-counter markets in the Pink Sheets.  The following table sets forth the range of high and low bid prices as reported by the OTC Bulletin Board under the symbol ‘SSVM’ for the year ended December 31, 2008 and through September 30, 2009, and as quoted in the Pink Sheets for the year ended December 31, 2007.  These bid prices reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

2007	High Closing	Low Closing
First Quarter	.25	.16
Second Quarter	.17	.15
Third Quarter	.15	.10
Fourth Quarter	.38	.10
2008:
First Quarter	.25	.18
Second Quarter	.25	.17
Third Quarter	.25	.17
Fourth Quarter	.15	.10
2009
First Quarter	.11	.10
Second Quarter	.15	.05
Third Quarter	.15	.03

Holders

On September 30, 2009, the shareholders' list of our common shares showed 1,395 registered shareholders and 20,655,199 shares outstanding.

Dividend Policy

We have not paid any cash dividends on our common stock and we have no intention of paying any dividends on our shares of common stock in the near future. Our current policy is to retain earnings, if any, for use in our operations and in the development of our business. Our future dividend policy will be determined from time to time by our board of directors.

Securities Authorized for Issuance Under Equity Compensation Plans

None.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

Superior Silver Mines, Inc.

We have audited the accompanying balance sheets of Superior Silver Mines, Inc. (An Exploration Stage Company) (“the Company”) as of December 31, 2008 and 2007, and the related statements of operations, changes in stockholders' equity and cash flows for the years then ended and for the period of exploration stage (January 1, 2007) through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Superior Silver Mines, Inc. as of December 31, 2008 and 2007, and the results of its operations and their cash flows for the years then ended and for the period of exploration stage (January 1, 2007) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

/s/DeCoria, Maichel & Teague P.S.

DeCoria, Maichel & Teague P.S.

Spokane, Washington

March 25, 2009

Superior Silver Mines, Inc. (An Exploration Stage Company) Balance Sheets December 31, 2008 and 2007

	2008	2007
ASSETS

Current assets:
Cash and cash equivalents	$127,721	$374,605
Certificate of deposit	200,341	-
Total assets	$328,062	$374,605

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$-	$3,020
Accounts payable, related parties	2,180	6,570
Total current liabilities	2,180	9,590
Commitments and contingencies (Note 7)
Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000
shares authorized; none issued or outstanding	-	-
Common stock, $0.0001 par value; 500,000,000
shares authorized; 20,655,199 shares issued
and outstanding	2,066	2,066
Additional paid-in capital	1,191,096	1,191,096
Accumulated deficit	(782,522)	(782,522)
Deficit accumulated during the period of
exploration stage	(84,758)	(45,625)
Total stockholders’ equity	325,882	365,015

Total liabilities and stockholders’ equity	$328,062	$374,605

The accompanying notes are an integral part of these financial statements.

Superior Silver Mines, Inc.

(An Exploration Stage Company)

Statements of Operations

For the Years ended December 31, 2008 and 2007

 and the Exploration Stage Period

 January 1, 2007 through December 31, 2008

					Exploration
					Stage Period
					1/1/07 –
		2008		2007	12/31/08
Operating expenses:
Legal fees		$9,643		$16,972	$26,615
Audit and related fees		25,291		17,040	42,331
General and administrative		2,070		13,585	15,655
Office supplies and services		8,480		860	9,340
Total expenses		45,484		48,457	93,941

Other income:
Interest income		6,351		2,832	9,183
Total other income		6,351		2,832	9,183

Net loss		$(39,133)		$(45,625)	$(84,758)

Net loss per common share	$	Nil	$	Nil

Weighted average common shares
outstanding-basic		20,655,199		12,975,096

The accompanying notes are an integral part of these financial statements.

Superior Silver Mines, Inc.

(An Exploration Stage Company)

Statements of Changes in Stockholders’ Equity

For the Years ended December 31, 2008 and 2007

 and the Exploration Stage Period

 January 1, 2007 through December 31, 2008

			Additional		Deficit
			Paid-In		Accumulated	Total
	Common Stock		Capital	Accumulated	Exploration	Stockholders’
	Shares	Amount	(Discount)	Deficit	Stage	Equity
Balances, December 31, 2006	9,813,949	981,395	(189,618)	(782,522)	-	9,255
Common stock:
Change in par value from $0.10
to $0.0001	-	(980,414)	980,414	-	-	-
Issued for cash at $0.04 per
per share in private placement
placement, net of offering costs	10,325,000	1,033	359,052	-	-	360,085
Issued for warrant exercise at
$0.08 per share	516,250	52	41,248	-	-	41,300
Net loss	-	-	-	-	(45,625)	(45,625)
Balances, December 31, 2007	20,655,199	2,066	1,191,096	(782,522)	(45,625)	365,015
Net loss					(39,133)	(39,133)
Balances, December 31, 2008	20,655,199	$2,066	$1,191,096	$(782,522)	$(84,758)	$325,882

The accompanying notes are an integral part of these financial statements.

Superior Silver Mines, Inc.

(An Exploration Stage Company)

Statements of Cash Flows

For the Years ended December 31, 2008 and 2007 and

 the Exploration Stage Period January 1, 2007

 through December 31, 2008

			Exploration
			Stage Period
			1/1/07-
	2008	2007	12/31/08
Cash flows from operating activities:
Net loss	$(39,133)	$(45,625)	$(84,758)
Changes in assets and liabilities:
Accounts payable	(3,020)	2,600	(420)
Accounts payable-related party	(4,390)	2,495	(1,895)
Net cash used by operating activities	(46,543)	(40,530)	(87,073)

Cash flows from investing activities:
Purchase of certificate of deposit	(200,341)	-	(200,341)
Net cash used by investing activities	(200,341)	-	(200,341)

Cash flows from financing activities:
Issuance of common stock in private placement,
net of offering costs	-	360,085	360,085
Issuance of common stock for warrant exercise		41,300	41,300
Net cash provided by financing activities	-	401,385	401,385

Net increase (decrease) in cash and cash equivalents	(246,884)	360,855	113,971
Cash and cash equivalents, beginning of period	374,605	13,750	13,750
Cash and cash equivalents, end of period	$127,721	$374,605	$127,721

The accompanying notes are an integral part of these financial statements.

Superior Silver Mines, Inc.

Notes to Financial Statements

1.   Description of Business

Superior Mines Company was incorporated under the laws of the State of Idaho on January 22, 1962, and was established for the purposes of mineral exploration in the states of Idaho and Montana.  In 1964, the Company’s name was changed to Superior Silver Mines, Inc. (“the Company”). The Company has been dormant for a number of years. Due to the increase in the price of gold, silver, and other metals over the past several years, management is reactivating the Company with the intention of investigating opportunities in the natural resource industry.

2.   Summary of Significant Accounting Policies

Exploration Stage Company

The Company’s financial statements are prepared in accordance with the provisions of Statement of Financial Accounting Standards No. 7, “Accounting for Development Stage Enterprises,” as it devotes substantially all its efforts to exploring for mining interests and developing opportunities that will eventually provide sufficient net profits to sustain the Company’s existence. Until such interests and opportunities are engaged in commercial production, the Company will continue to prepare its financial statements in accordance with entities in the exploration stage.

Cash Equivalents

Highly liquid short-term investments with a remaining maturity when purchased of three months or less are classified as cash equivalents.

Investments

Investments with original maturities greater than three months and with maturities less than one year from the balance sheet date are considered short-term investments.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash and cash equivalents and the certificate of deposit, , approximated their fair values at December 31, 2008 and 2007.

Exploration Costs

Exploration costs are expensed in the period in which they occur.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Superior Silver Mines, Inc.

Notes to Financial Statements, continued:

2.   Summary of Significant Accounting Policies, continued:

Net Loss Per Share

Basic loss per share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the year, and does not include the impact of any potentially dilutive common stock equivalents. Potential common shares are not included in the computation of loss per share, if their effect is antidilutive. At December 31, 2008 and 2007, the Company had no potential common shares, and only basic loss per share is reported for the years then ended.

Income Taxes

The Company accounts for income taxes using the asset and liability approach for financial accounting and income tax reporting based on enacted tax rates. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion, or all, of the deferred tax assets will not be realized.

Reclamation and Remediation

The Company accrues costs associated with environmental remediation obligations when it is probable that such costs will be incurred and they are reasonably estimable. Such costs would be based on management’s estimate of amounts expected to be incurred when remediation work is performed. To date, management is unaware of any environmental proceedings or action pending against the Company.

Recent Accounting Pronouncements

•

In December 2007, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 160, “Noncontrolling Interests in Consolidated Financial Statements–an amendment to ARB 51,” which is effective for fiscal years beginning after December 15, 2008. SFAS No. 160 amends ARB 51 to establish accounting and reporting standards for the noncontrolling ownership interest in a subsidiary and for the deconsolidation of a subsidiary. We do not expect this statement to have a material effect on our financial statements.

•

In December 2007, the FASB revised SFAS No. 141 “Business Combinations.” The revised standard is effective for transactions where the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. SFAS No. 141(R) will change the accounting for the assets acquired and liabilities assumed in a business combination.

•

 Acquisition costs will be generally expensed as incurred.

•

Noncontrolling interests will be valued at fair value at the acquisition date.

•

Acquired contingent liabilities will be recorded at fair value at the acquisition date and subsequently measured at either the higher of such amount or the amount determined under existing guidance for nonacquired contingencies.

•

In-process research and development will be recorded at fair value as an indefinite lived intangible asset at the acquisition date.

•

Restructuring costs associated with a business combination will be generally expensed subsequent to the acquisition date; and

•

Changes in deferred tax asset valuation allowances and income tax uncertainties, after the acquisition date, generally will affect income tax expense.

Superior Silver Mines, Inc.

Notes to Financial Statements, continued:

2.  Summary of Significant Accounting Policies, continued:

The adoption of SFAS No. 141 (R) will not have a material effect on our financial statements. However, any future business acquisitions occurring on or after January 1, 2009, will be accounted for in accordance with this statement.

Adopted Accounting Pronouncements

Effective January 1, 2008, we adopted the provisions of SFAS No. 157, “Fair Value Measurements”, for our financial assets and financial liabilities, without a material effect on our results of operations or financial position.  SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands the related disclosure.

We also adopted the provisions of SFAS No. 159, “The Fair Value Option for Financial Liabilities”, effective January 1, 2008.  SFAS No. 159 permits entities to choose to measure many financial assets and financial liabilities at fair value.  The adoption of SFAS No. 159 has not had a material effect on our financial position or results of operations, as of, and for the year ended December 31, 2008.

In November 2008, the Company adopted SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles,” which identifies the sources of accounting principles and provides entities with a framework for selecting the principles used in preparation of financial statements that are presented in conformity with GAAP. The adoption of SFAS No. 162 had no material impact on our financial statements.

The FASB issued Interpretation No. 48 “Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109” ("FIN 48") which requires reporting of taxes based on tax positions which meet a more likely than not standard and which are measured at the amount that is more likely than not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits. FIN 48 also provides guidance on the presentation of tax matters and the recognition of potential IRS interest and penalties. The adoption of FIN 48 had no effect on the Company's financial position, cash flows or results of operations upon adoption as the Company does not have any unrecognized tax benefits.

3.  Income Taxes

Net deferred tax assets consist primarily of net operating loss ("NOL") carryforwards. Realization of future tax benefits related to deferred tax assets is dependent on many factors, including the Company's ability to generate future taxable income in the near term. Due to the uncertainty of future earnings, management is unable to predict whether these net deferred tax assets will be realized and, accordingly, has recorded a full valuation allowance against these assets.

NOL carryforwards of approximately $771,000 for income tax purposes are available to offset future taxable income. These carryforwards begin to expire in varying amounts beginning in the year 2009.     In accordance with Internal Revenue Code Section 382, pre-2007 net operating loss carryovers will be limited to approximately $32,000 per year, due to the significant ownership change during the year ended December 31, 2007.

Superior Silver Mines, Inc.

Notes to Financial Statements, continued:

3.  Income Taxes, continued:

The Company classifies penalty and interest expense related to income tax liabilities as an income tax expense. There are no interest and penalties recognized in the statement of operations or accrued on the balance sheet.

The Company files tax returns in the US and in the state of Idaho. The tax years 2004 through 2008 remain open to examination by the major taxing jurisdictions to which the Company is subject.

The following is a summary of the significant components of the Company's deferred tax assets as of December 31, 2008 and 2007:

	2008	2007
Deferred tax assets:
Net operating losses	$308,000	$293,000
Less valuation allowance	(308,000)	(293,000)
Deferred tax asset—net	$—	$—

The reconciliation of the federal statutory rate to the Company's effective tax rate is as follows:

	Years Ended December 31,
	2008	2007
Tax provision at the statutory federal rate	34%	34%
State income taxes, net of federal income tax benefit	6%	6%
Valuation allowance	(40%)	(40%)
Effective tax rate	0%	0%

4.  Stockholders’ Equity

Private Placement

During July and August 2007, the Company sold 10,325,000 unregistered common shares at a price of $0.04 per share, with net proceeds amounting to $360,085.

Warrant Exercise

During October 2007, all outstanding warrants, exercisable at $0.08 per share for a term of two years, were exercised and the Company issued 516,250 unregistered common shares, with proceeds amounting to $41,300. The warrants were granted to a placement agent as compensation for the July and August 2007 private placement.

5. Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of cash and a certificate of deposit (“CD”) totaling $328,062 at December 31, 2008. The CD matures in May 2009, and bears an annual interest rate of 2.08%. The Company’s cash account and its CD are both held at Wells Fargo Bank, NA, and are insured by the FDIC up to $250,000.

Superior Silver Mines, Inc.

Notes to Financial Statements, continued:

6.  Related Party Transactions

For the years ended December 31, 2008 and 2007, the Company expensed office related services amounting to $7,910 and $8,596, respectively, to H.F. Magnuson & Company. H.F. Magnuson was the father of a director of the Company.

7. Commitments and Contingencies

Because the Company was historically engaged in the mineral exploration industry, the possibility exists that the Company may have environmental liabilities. Management has no knowledge of any actions of the Company that might give rise to such potential liabilities, but there can be no assurance that the Company may not, at some future date, be deemed to have environmental liabilities, although the likelihood of such is deemed remote, and the amount and nature of any liabilities is impossible to estimate.

Superior Silver Mines, Inc.
(An Exploration Stage Company)
Balance Sheets
June 30, 2009 (unaudited) and December 31, 2008
	June 30,
	2009	December 31,
	(unaudited)	2008
ASSETS

Current assets:
Cash and cash equivalents	$ 103,983	$ 127,721
Certificate of deposit	202,430	200,341

Total assets	$ 306,413	$ 328,062

LIABILITES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable-related party	$ 2,680	$ 2,180
Total current liabilities	2,680	2,180

Stockholders’ equity:
Preferred stock, $0.0001 par value; 10,000,000 shares
authorized; none issued or outstanding
Common stock, $0.0001 par value; 500,000,000
shares authorized; 20,655,199 shares issued
and outstanding	2,066	2,066
Additional paid-in capital	1,191,096	1,191,096
Accumulated deficit	(782,522)	(782,522)
Deficit accumulated during the exploration stage
period (January 1, 2007 through June 30, 2009)	(106,907)	(84,758)
Total stockholders’ equity	303,733	325,882

Total liabilities and stockholders’ equity	$ 306,413	$ 328,062

The accompanying notes are an integral part of these financial statements.

Superior Silver Mines, Inc. (An Exploration Stage Company) Statements of Operations - Unaudited

					Exploration
	Three Months Ended		Six Months Ended		Stage Period
	6/30/09	6/30/08	6/30/09	6/30/08	1/1/07-6/30/09
Operating expenses:
Legal fees	$ -	$ -	$ -	$ 5,125	$ 26,740
Accounting fees	2,301	5,483	18,717	18,574	61,048
General and administrative	2,716	2,687	5,885	5,322	30,755
Total operating expenses	5,017	8.170	24,602	29,021	118,543

Other income:
Interest income	1,185	1,526	2,453	3,792	11,636

Net loss	$ 3,832	$ 6,644	$ 22,149	$ 25,229	$ 106,907

Basic net loss per common share	$ Nil	$ Nil	$ Nil	$ Nil

Weighted average number of
shares outstanding-basic	20,655,199	20,654,399	20,655,199	20,654,399

The accompanying notes are an integral part of these financial statements.

Superior Silver Mines, Inc.

(An Exploration Stage Company)

Statements of Cash Flows

For the Six Months ended June 30, 2009 and 2008, and the Exploration Stage Period-January 1, 2007 through June 30, 2009

(unaudited)

	2009	2008	Exploration Stage Period 1/1/07-6/30/09
Cash flows from operating activities:
Net loss	$(22,149)	$(25,229)	$(106,908)
Change in:
Accounts payable	-	(1,613)	(420)
Accounts payable, related parties	500	(5,320)	(1,395)
Net cash used by operating activities	(21,649)	(32,162)	(108,723)

Cash flows from investing activities:
Purchase of certificate of deposit	(2,089)	-	(202,429)
Net cash used by investing activities	(2,089)	-	(202,429)

Cash flows from financing activities:
Issuance of common stock in private placement, net of offering costs	-	-	360,085
Issuance of common stock for warrant exercise	-	-	41,300
Net cash provided by financing activities	-	-	401,385

Net increase (decrease) in cash	(23,738)	(32,162)	90,233
Cash and cash equivalents at beginning of period	127,721	374,605	13,750
Cash and cash equivalents at end of period	$103,983	$342,443	$103,983

The accompanying notes are an integral part of these financial statements.

Superior Silver Mines, Inc.

(An Exploration Stage Company)

Notes to Financial Statements

1.

Basis of Presentation

Our financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission.  Although certain information normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America has been condensed or omitted, the Company believes that the disclosures are adequate to make the information presented not misleading. These financial statements should be read in conjunction with the financial statements and notes thereto for the year ended December 31, 2008.

The financial statements included herein reflect all normal recurring adjustments that, in the opinion of management, are necessary for a fair presentation.   The results for interim periods are not necessarily indicative of trends or of results to be expected for the full year ended December 31, 2009.

2.

Description of Business

Superior Mines Company was incorporated under the laws of the State of Idaho on January 22, 1962, and was established for the purposes of mineral exploration in the states of Idaho and Montana.  In 1964, the Company’s name was changed to Superior Silver Mines, Inc. (the Company).  The Company has been dormant for a number of years.  Due to the increase in the price of gold, silver and other metals over the past several years, management is reactivating the Company with the intention of investigating opportunities in the natural resource industry.

3.

Related Party Transaction

During the six months ended June 30, 2009, the Company incurred office expense of $4,730 from H.F. Magnuson & Company. H.F. Magnuson was the father of a director of the Company. At June 30, 2009 and December 31, 2008, the Company owed H.F. Magnuson & Company $2,680 and $2,180 respectively.

4.

New Accounting Pronouncements

In April 2009, FASB Staff Position (FSP) No. FAS 107-1/APB 28-1 was issued to amend SFAS No. 107, Disclosures about Fair Value of Financial Instruments, to require disclosures about fair value of financial instruments for interim and annual financial statements. This FSP also amends APB Opinion No. 28, Interim Financial Reporting, to require those disclosures in summarized financial information at interim reporting periods and is effective for periods ending after June 15, 2009. Adoption of this guidance did not have a material impact on our financial statements.

In May 2009, FASB issued SFAS No. 165, Subsequent Events (SFAS 165). SFAS 165 establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. This statement is effective for interim and annual periods ending after June 15, 2009. Accordingly, the Company has adopted SFAS 165 in its quarter ending June 30, 2009.  The adoption of this statement did not have a material effect on the Company's financial statements.

5.

Commitments and Contingencies

Because the Company was historically engaged in the mineral exploration industry, the possibility exists that the Company may have environmental liabilities. Management has no knowledge of any actions by the Company that might give rise to such potential liabilities, and although the likelihood is deemed remote, and the amount and nature of any liabilities is impossible to estimate, there can be no assurance that the Company may not, at some future date, be deemed to have environmental liabilities.

6.

Subsequent Events

For the period ended June 30, 2009, and through the filing date of August 14, 2009, there were no recognizable or non-recognizable subsequent events.

SELECTED FINANCIAL DATA

Not applicable

SUPPLEMENTARY FINANCIAL INFORMATION

Not applicable

MANAGEMENT'S DISCUSSION AND ANALYSIS

Cautionary Statement

Some sections of this management’s discussion and analysis of our financial condition and results of operations may contain forward-looking statements.  Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions that are not statements of historical facts.  This document and any other written or oral statements made by us or on our behalf may include forward-looking statements, which reflect our current views with respect to future events and financial performance.  The words “believe,” “expect,” “anticipate,” “intends,” “estimates,” “forecast,” “project” and similar expressions identify forward-looking statements.  The forward-looking statements in this document are based upon various assumptions, and although we believe that these assumptions were reasonable when made, these statements are not guarantees of future performance and are subject to certain risks and uncertainties, some of which are beyond our control, and are difficult to predict.  Actual results could differ materially from those expressed in forward-looking statements.   Readers are cautioned not to place undue reliance on any forward-looking statements, which reflect management’s view only as of the date of this report.

Material Changes in Financial Condition and Results of Operations

For the Six Month Period Ended June 30, 2009

There were no material changes in the Company’s financial condition from December 31, 2008 to June 30, 2009, and the Company’s results of operations for the six months ended June 30, 2009 and 2008 were materially the same for both interim periods.

The Company will investigate opportunities in the natural resource industry and other business opportunities presented to it by persons or firms who, or which, desire to seek the perceived advantages of a publicly registered corporation.  The Company will not restrict its search to any specific business, industry, or geographical location and may participate in a business venture of virtually any kind or nature.

For the Year Ended December 31, 2008

The Company had cash working capital of approximately $328,000 at December 31, 2008. During the years ended December 31, 2008 and 2007, the Company used approximately $46,500 and $40,500, respectively, of cash for operating activities. During the year ended December 31, 2007, the Company received net proceeds of approximately $401,000 from the sale of common shares in a private placement offering and a warrant exercise, from which, proceeds are being used to fund operations. Management believes that the Company can satisfy its cash requirements for the next twelve months.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

All directors of the Company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of the Company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors, executive officers and significant employees, their ages (as of September 30, 2009), positions held are as follows:

Name	Age	Affiliation with Registrant	Expiration of Term
Thomas S. Smith	84	President, Director	Annual meeting
H. James Magnuson	56	Vice President, Director	Annual meeting
Dennis O’Brien	47	Secretary, Principal Financial Officer
Terrence J. Dunne	60	Director	Annual meeting
Arthur P. Dammarell Dale B. Lavigne	65 78	Director Director	Annual meeting Annual meeting

Set forth below is a brief description of the background and business experience of our executive officers and directors.

Thomas S. Smith:  Mr. Smith has been a Director and the President of the Company for more than the past fifteen years. He has been engaged in the private practice of law for more than the past five years. He received his BS degree from the University of Idaho, and his Juris Doctorate from Gonzaga University. Mr. Smith serves as the president and a director of Nevada Stewart Mining Company, as a director of Highland Surprise Mining Company, and the Secretary/Treasurer of Homestake Silver and Lead Mining Company, all of which are non-reporting public companies.

H. James Magnuson:  Since 1979, Mr. Magnuson has been an attorney engaged in the private practice of law in Coeur d’Alene, Idaho, and received his BS degree from the University of Idaho and his Juris Doctorate from Boston College.

Dennis O’Brien, CPA:  Since 1990, Mr. O’Brien has been the accountant for H.F. Magnuson & Company in Wallace, Idaho. Mr. O’Brien received his BS degree with a major in accounting from Northern Illinois University. He also serves as a director and secretary of numerous non-reporting public companies.

Terrence J. Dunne: For more than the past five years, Mr. Dunne has operated as a business consultant through his company, Terrence J. Dunne & Associates. Mr. Dunne received his BS, MBA, and Masters in Taxation degrees from Gonzaga University. Mr. Dunne presently serves a director of Gold Crest Mines, Inc. and Rock Energy Resources, Inc.

Arthur P. Dammarell: From 2000 through March 2006, Mr. Dammarell was the principal financial officer of Nova Oil, Inc. (now Nova Biosource Fuels, Inc.). He received his BA degree in Urban and Regional Planning from Eastern Washington University.

Dale B. Lavigne: Mr. Lavigne received his BS degree in Pharmacy from the University of Montana, and for the past 47 years has been Chairman and a director of Osburn Drug Company, a four-store chain of drug stores in North Idaho. Mr. Lavigne is a director of Daybreak Oil & Gas, Inc., and served as President from 1989 to 2004. He is the former Chairman of First National Bank of North Idaho, a former member of the Gonzaga University Board of Regents, former President of the Silver Valley Economic Development Corporation, and a current member of the Governor’s Task Force on Rural Idaho.

Significant Employees

We have no significant employees.

Family Relationships

None.

Involvement in Certain Legal Proceedings

Our directors, executive officers and control persons have not been involved in any of the following events during the past five years:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.

being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

EXECUTIVE COMPENSATION

Retirement, Resignation or Termination Plans

We sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement, or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our Company or as a result of a change in the responsibilities of an executive following a change in control of our Company.

Compensation of Directors

During 2009 each Director received $500.00 and a grant of 50,000 shares of common stock as a directors’ fee. No other compensation has been paid to directors during the past three fiscal years.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

None.

Corporate Governance

At a meeting of the Board of Directors on August 19, 2009, Terrence J. Dunne, H. James Magnuson and Thomas S. Smith were appointed as the Audit Committee for the Company. The Company does not have a standing  Compensation Committee or Nominating Committee at the present time. We believe that the functions of a Compensation Committee and Nominating Committee can be adequately performed by the board of directors as it currently exists

Additionally, our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our shareholders. Our board of directors has determined that it is in the best position to evaluate the Company’s requirements as well as the qualifications of each candidate when the board considers a nominee for a position on our board of directors. If shareholders wish to recommend candidates directly to our board, they may do so by sending communications to the President of the Company.

Director Independence

Messrs. Dunne, Dammarell and Lavigne are independent members of the board of directors and the audit committee as defined by NASDAQ Marketplace Rules 4200(a)(15) and 4350(d)(2) respectively.

In determining the matter of independence, neither Messrs Dunne, Dammerall nor Lavigne had any transactions, relationships or arrangements with the Company prior to or after becoming directors of the Company except for becoming shareholders of the Company pursuant their investment participation in the Company’s private placements on the same terms as all other investors in that offering.  In determining the matter of director independence, the following matrix was utilized.

Director	Company Employee(1)	Compensation from Company (2)	Other Relationship (3)	Independent Director
Thomas S. Smith	Yes	Yes	No	No
H. James Magnuson	Yes	No	No	No
Dennis O’Brien	Yes	No	No	No
Terrence J. Dunne	No	No	No	Yes
Arthur P. Dammarell	No	No	No	Yes
Dale B. Lavigne	No	No	Yes	Yes

(1) a director who is, or at any time during the past three years was, employed by the company or by any parent or subsidiary of the company;

(2) a director who accepted or who has a Family Member who accepted any compensation from the company in excess of $60,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

(i)

compensation for board or board committee service;

(ii)

compensation paid to a Family Member who is an employee (other than an executive officer) of the company ; or

(iii)

benefits under a tax-qualified retirement plan, or non-discretionary compensation

(3) Other relationships include:

(i) a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, other than (i) payments arising solely from investments in the company's securities; or(ii) payments under non-discretionary charitable contribution matching programs.

(ii) a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company serve on the compensation committee of such other entity; or

(iii) a director who is, or has a Family Member who is, a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the company's audit at any time during any of the past three years.

Conflicts of Interest

Officers and Directors have a fiduciary duty to our shareholders and owe the Company a duty to advance the Company’s business interests when the opportunity to do so arises. As a result, Officers and Directors are prohibited from taking personal advantage of certain business opportunities in which the Company may be interested. This so-called “corporate opportunity doctrine” is complicated and it is not possible to clearly define all of the business opportunities which belong or could be of interest to the Company and what business opportunities may be taken advantage of personally by Officers or Directors. The most common types of situations falling within this corporate opportunity doctrine prohibit Officers and Directors from: (i) personally taking advantage of any business opportunity that typically would be pursued by, or would be of interest to, the Company; (ii) personally taking advantage of any other business opportunity that the Company may want to take advantage of if the opportunity is discovered using Company property, business contacts or information, or that the Officer becomes aware of because he or she works for the Company (or that a Director becomes aware of in his or her capacity as a director of the Company).

Legal Proceedings

No Director, or person nominated to become a Director or Executive Officer, has been involved in any legal action involving the Company during the past five years.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number and percentage of shares of common stock of the Company held by any person known to the Company to be the beneficial owner (as such term is defined in Rule 13d-3 under the Exchange Act) of more than five percent and each director, each of the named executive officers and directors and officers as a group.

Security Ownership of Certain Beneficial Owners

The following table sets forth information as of September 30, 2009, regarding any person known to the Company to be the beneficial owner of more than five percent of any class of the Company’s voting securities.

Title of Class	Name of Beneficial Owner	Amount	Percent of Class (1)
Common	Estate of H. F. Magnuson (2)	2,160,000	10.46%

(1)

Based on 20,655,199  shares issued and outstanding

(2)

H.F. Magnuson is the late father of H. James Magnuson, one of our directors.

Security Ownership of Management

The following table sets forth certain information as of September  30, 2009, regarding the number and percentage of shares of common stock of the Company beneficially owned by each director, each of the named executive officers and directors and officers as a group.

Title of Class	Name & Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class(1)
Common	H. James Magnuson	1,761,114(2)	8.50%
Common	Thomas S. Smith	1,094,000	5.30%
Common	Arthur P. Dammarell	475,500	2.30%
Common	Dennis O’Brien	140,000	0.68%
Common	Terrence J. Dunne	951,000	4.60%
Common	Dale B. Lavigne	75,000	0.36%
	Total of all executive officers and directors (6 individuals)	4,496,614	19.84%

(1)

Based on 20,655,199  shares issued and outstanding plus for each person listed.

(2)

Includes 1,368,891 shares held in trust for the benefit of Mr. Magnuson’s relatives.  As trustee, Mr. Magnuson has the power to vote such shares but disclaims any beneficial ownership in the shares.

Changes in Control

There are no arrangements known to the Company, the operation of which may at a subsequent time result in the change of control of the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Except for the transactions described below, none of our directors, executive officers or more-than-five-percent shareholders, nor any associate, affiliate, or family member of the foregoing, have any interest, direct or indirect, in any transaction or in any proposed transactions, since the start of the fiscal year ending December 31, 2008, which has materially affected or will materially affect us.

Other than as set forth above, none of our directors, executive officers or more-than-five-percent shareholders, nor any associate, affiliate, or family member of the foregoing, has entered into any agreement with the Company in which any of them is to receive from the Company or provide to the Company anything of value.

THE SEC’S POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or controlling person, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.

TRANSFER AGENT AND REGISTRAR

We utilize the services of Columbia Stock Transfer Company, 601 East Seltice Way, Suite 202, Post Falls, Idaho 83854, as our transfer agent and registrar.

LEGAL MATTERS

The validity of our common stock offered by this prospectus has been passed upon by Gregory B. Lipsker, PLLC,, W. 601 Main Ave.,  Suite 1017, Spokane, WA 99201 by opinion dated September 30, 2009.

EXPERTS

DeCoria, Maichel & Teague P.S.(Dm-t), independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Dm-t has presented their report with respect to our audited financial statements. The report of Dm-t is included in reliance upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and, accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed a registration statement on Form S-1 under the Securities Act, as amended, in connection with this offering. This prospectus, which is part of the registration statement, does not contain all of the information contained in the registration statement. For further information with respect to us and the shares of common stock offered hereby, reference is made to such registration statement, including the exhibits thereto, which may be read, without charge, and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. The SEC maintains a site on the World Wide Web at http://www.sec.gov that contains current and periodic reports, proxy statements and other information regarding registrants that filed electronically with the SEC. Statements contained in this prospectus as to the intent of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to this registration statement, each such statement being qualified in all respects by such reference.

PROSPECTUS

SUPERIOR SILVER MINES, INC.

6,773,682 Shares of Common Stock

October 15, 2009

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13 – OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
Amount
Securities and Exchange Commission Registration Fee	$19
Legal Fees and Expenses	$25,000
Accounting Fees and Expenses	$5,000
Printing and Engraving Expenses	$2,000
Miscellaneous Expenses	$1,000
Total	$33,019

All amounts are estimates, other than the SEC’s registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 14 – INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Idaho Business Corporation Act (“IBCA”) authorizes a corporation to indemnify directors and officers in certain circumstances. The corporation may indemnify against all reasonable expenses (including attorneys’ fees) for all judgments, fines and amounts paid in settlement.  The corporation may only indemnify an officer or director if:

(i)   the indemnified person acted in good faith and in a manner reasonably believed by the person to be in, or not opposed to, the best interests of the corporation; and

(ii)  in the case of a criminal proceeding, the indemnified person had no reasonable cause to believe his or her conduct was unlawful.

No indemnification may be made if it is determined that the individual did not meet the above listed standards or is determined to be liable on the basis that he or she received a financial benefit not entitled to.

A corporation’s determination of whether to indemnify someone must be made:

(i)  by a majority vote of the board of directors if there are two or more disinterested directors;

(ii)  by a committee of disinterested directors designated by the majority vote of the disinterested directors (even if less than a quorum);

(iii) by special legal counsel if there are fewer than two disinterested directors; or

(iv) by the shareholders, but shares owned by or voted by a director who is not disinterested may not be voted.

Where the person defends a matter successfully, indemnification for reasonable expenses is mandatory. Officers’ and directors’ expenses may be paid in advance of final disposition if the person agrees to repay the advances if he is later determined not to be entitled to indemnification.

Our Bylaws  provide that our directors shall not be personally liable to us or our shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director, (ii) conduct which violates the IBCA, pertaining to unpermitted distributions to shareholders or loans to directors, or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the IBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the IBCA, as so amended. Further, we are authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by our directors, officers, employees or agents in any proceeding (as defined in the IBCA) to the full extent of the laws of the State of Idaho as may now or hereafter exist.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

During December 2006, the Company sold 552,000 shares of its unregistered common stock for $0.025 per share.  The proceeds to the Company from the sale were $13,800.  Management believes that the offering was exempt from registration under the Securities Act of 1933 (“the Act’) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D.  Proceeds from the offering were used to fund the Company’s general and administrative expenses. No commissions were paid in connection with the offering.

During July and August 2007, the Company sold 10,325,000 shares of its unregistered common stock for $0.04 per share.  The shares were offered and sold only to accredited investors as that term is defined in Regulation D. Commissions of $41,300 were paid to underwriters in connection with the offering. These shares were issued on September 13, 2007 and the proceeds to the Company from the offering were $360,085.

Management believes that the offering was exempt from registration under the Securities Act of 1933 (“the Act’) pursuant to Section 4(2) of the Act and Rule 506 of Regulation D.  Proceeds from the offering are expected to be used to fund the Company’s general and administrative expenses.

During October 2007, the Company sold 516,250 shares of its unregistered common stock for $0.08 per share.  This sale related to the exercise of all of the warrants received by the Placement Agent in the July and August 2007 private placement.  The proceeds to the Company from the exercise were $41,300. Proceeds from the exercise are expected to be used to fund the Company’s general and administrative expenses. Management believes that the sales were exempt from registration under the Securities Act of 1933 (“the Act’) pursuant to Section 4(2) of the Act.

ITEM 16 – EXHIBITS

Exhibit
Number	Description of Document
3.1	Certificate of Incorporation and Articles of Incorporation dated January 22, 1962*
3.2	Amendment to Articles of Incorporation dated December 1, 1964*
3.3	Amendment to Articles of Incorporation dated June 28, 2007*
3.4	Bylaws of Superior Silver Mines, Inc*
5.1	Opinion of Gregory B. Lipsker, PLLC
23.1	Consent of DeCoria, Maichel & Teague
23.2	Consent of Gregory B. Lipsker, PLLC**
24.1	Power of Attorney (Included on the Signature Page)

*	As previously filed on January 23, 2008
**	Included in Exhibit 5.1

ITEM 17 – UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement; and notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectuses filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For determining liability of the undersigned under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement relating to the offering, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Spokane, State of Washington, on October 15, 2009.

Superior Silver Mines, Inc.

/s/ Thomas S. Smith

Thomas S. Smith

Director and President (Principal Executive Officer)

Superior Silver Mines, Inc.

/s/ Dennis O’Brien

Dennis O’Brien,

Secretary and Principal Financial and Accounting Officer

POWER OF ATTORNEY

Know all persons by these presents that the individual whose signature appears below constitutes and appoints Dennis O’Brien and Thomas S. Smith and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to sign any registration statement for the same offering covered by this registration statement that is to be effective upon filing pursuant to Rule 462 promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in their indicated capacities on October 15, 2009.

/s/ Thomas S. Smith

___________________________

Thomas S. Smith , Director

/s/ H. James Magnuson

___________________________

H. James Magnuson, Director

/s/Terrence J. Dunne

___________________________

Terrence J. Dunne, Director

/s/Arthur P. Dammarell

__________________________

Arthur P. Dammarell, Director

/s/ Dale B. Lavigne

___________________________

Dale B. Lavigne, Director

EXHIBIT INDEX

Exhibit
Number	Description of Document
3.1	Certificate of Incorporation and Articles of Incorporation dated January 22, 1962*
3.2	Amendment to Articles of Incorporation dated December 1, 1964*
3.3	Amendment to Articles of Incorporation dated June 28, 2007*
3.4	Bylaws of Superior Silver Mines, Inc*
5.1	Opinion of Gregory B. Lipsker, PLLC
23.1	Consent of DeCoria, Maichel & Teague
23.2	Consent of Gregory B. Lipsker, PLLC**
24.1	Power of Attorney (Included on the Signature Page)

*	As previously filed on January 23, 2008
**	Included in Exhibit 5.1